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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Level 3 Communications Inc. for the registration of $1,200,000,000 8.125% Senior Notes due 2019, and to the incorporation by reference therein of our report dated February 23, 2011, with respect to the consolidated financial statements and schedule of Global Crossing Limited included in Level 3 Communications, Inc. Current Report on Form 8-K dated May 20, 2011, as amended by the Current Reports on Form 8-K/A filed June 24, 2011 and September 1, 2011, and incorporated by reference in the Form 8-K dated January 10, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
March 21, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm